                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                                  Genesco Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               [LOGO]GENESCO INC


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The annual meeting of shareholders of Genesco Inc. will be held at the Company's executive offices, Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee, on Thursday, June 26, 2003, at 10:00 a.m. Central Time. The agenda will include the following items:

     1.   electing ten directors;

     2. acting on certain amendments to the Company's 1996 Stock Incentive Plan; and

     3.   transacting any other business that properly comes before the meeting.

Shareholders of record at the close of business on April 24, 2003, will be entitled to vote at the meeting and any adjournment or postponement thereof.


By order of the board of directors,

/s/ Roger G. Sisson

Roger G. Sisson
Secretary May 23, 2003


--------------------------------------------------------------------------------
                                    IMPORTANT
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE VOTED. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.
--------------------------------------------------------------------------------

                               [LOGO]GENESCO INC




                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, JUNE 26, 2003

The board of directors of Genesco Inc. ("Genesco" or the "Company") is furnishing this proxy statement in connection with its request for proxies to be voted at the annual meeting of shareholders. The meeting will be held at the Company's executive offices at 10:00 a.m., Central Time, on Thursday, June 26, 2003. The notice that accompanies this statement describes the items on the meeting agenda. This proxy material was first mailed to shareholders on or about May 23, 2003.

The Company will pay the cost of the proxy solicitation. In addition to this request, officers, directors and regular employees of the Company may solicit proxies personally and by mail, facsimile or telephone. They will receive no extra compensation for any solicitation activities. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the proxy solicitation. It will pay Georgeson a fee of $8,500, plus $6.00 per completed telephone call to shareholders in the event that active solicitation is required, and reimburse its expenses. The Company will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of shares and will reimburse the expenses they incur in doing so.

All valid proxies will be voted as the board of directors recommends, unless the proxy card specifies otherwise. A shareholder may revoke a proxy before the proxy is voted at the annual meeting by giving written notice of revocation to the secretary of the Company, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person the shares the proxy represents.

The board of directors does not know of any matter that will be considered at the annual meeting other than those the accompanying notice describes. If any other matter properly comes before the meeting, persons named as proxies will use their best judgment to decide how to vote on it.

The Company's executive offices are located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217.

                                VOTING SECURITIES

The various classes of voting preferred stock and the common stock will vote together as a single group at the annual meeting.

April 24, 2003 was the record date for determining who is entitled to receive notice of and to vote at the annual meeting. On that date, the number of voting shares outstanding and the number of votes entitled to be cast were as follows:

--------------------------------------------------------------------------------------
CLASS OF                                         NO. OF      VOTES PER       TOTAL
STOCK                                            SHARES        SHARE         VOTES
--------------------------------------------------------------------------------------
Subordinated Serial Preferred Stock:
$2.30 Series 1                                   36,932          1            36,932
$4.75 Series 3                                   18,163          2            36,326
$4.75 Series 4                                   16,412          1            16,412
$1.50 Subordinated Cumulative
  Preferred Stock                                30,017          1            30,017
Employees' Subordinated Convertible
  Preferred Stock                                68,326          1            68,326
Common Stock                                 21,744,285          1        21,744,285
======================================================================================

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented at the meeting, it is considered present for quorum purposes for the rest of the meeting. Abstentions and shares represented at the meeting but not voted on a particular matter due to a broker's lack of discretionary voting power ("broker non-votes") will be counted for quorum purposes but not as votes cast for or against the election of directors. The proposed 1996 Stock Incentive Plan amendment requires approval by a majority of the Company's issued and outstanding common stock, because of a provision in the Plan. Consequently, abstentions and broker non-votes will effectively count as votes against approval. All the matters on the agenda for the meeting are routine matters as to which, under applicable New York Stock Exchange rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the annual meeting.

                              ELECTION OF DIRECTORS

Ten directors are to be elected at the meeting. They will hold office until the next annual meeting of shareholders and until their successors are elected and qualify. A plurality of the votes cast by the shares entitled to vote in the election is required to elect a director. All the nominees are presently serving as directors and all have agreed to serve if elected. The shares represented by valid proxies will be voted FOR the election of the following nominees, unless the proxies specify otherwise. If any nominee becomes unable or unwilling to serve prior to the annual meeting, the board of directors will reduce the number of directors comprising the board, pursuant to the Company's Bylaws, or the proxies will be voted for a substitute nominee recommended by the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL OF THE DIRECTOR NOMINEES.

INFORMATION CONCERNING NOMINEES

The names, ages and principal occupations of the nominees and certain information regarding their business experience are set forth below:

LEONARD L. BERRY, PH.D., 60, DISTINGUISHED PROFESSOR OF MARKETING, TEXAS A&M University. Dr. Berry has been a professor of marketing at Texas A&M University since 1982. He is the founder of the Center for Retailing Studies, holds the M.B. Zale Chair in Retailing and Marketing Leadership at Texas A&M and is the author of several books. He is a director of Lowe's Companies, Inc., Grocery Outlet, Inc. and Darden Restaurants Inc. and became a Genesco director in 1999.

ROBERT V. DALE, 66, CONSULTANT. Mr. Dale, who became a director of the Company in 2000, has been a business consultant since 1998. He was president of Windy Hill Pet Food Company, a pet food manufacturer, from 1995 until 1998. Previously, he served as president of Martha White Foods for approximately six years during the 1970s and again from 1985 to 1994. He was also president of Beatrice Specialty Products division and a vice president of Beatrice Companies, Inc., the owner of Martha White Foods. He is a director of SunTrust Bank Nashville, N.A., CBRL Group, Inc., Nashville Wire Products and Zatarain's of New Orleans.

W. LIPSCOMB DAVIS, JR., 71, PARTNER, HILLSBORO ENTERPRISES. Mr. Davis has been a principal of Hillsboro Enterprises, an investment partnership, and of its corporate predecessor since 1960. He has been a director of Genesco since 1988. He is also a director of Thomas Nelson, Inc.

MATTHEW C. DIAMOND, 34, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF ALLOY, INC. Mr. Diamond served as the director of marketing and planning of Alloy, Inc., a direct marketing and media company targeting "Generation Y" consumers, until he was appointed chief executive officer in 1999. He has served as a director of Alloy since 1996, and was elected chairman of the board in 1999. He has been a director of Genesco since 2001.

BEN T. HARRIS, 59, CHAIRMAN OF GENESCO. Mr. Harris joined Genesco in 1967 and was named manager of the leased department division of Genesco's Jarman Shoe Company in 1980. In 1991, he became president of the Jarman Shoe Company and in 1994, president of Genesco's retail division. In 1996, he was named executive vice president -- operations and subsequently president and chief operating officer and a director of the Company. He served as chief executive officer from 1997 until April 2002 and became chairman of the Company in 1999.

KATHLEEN MASON, 54, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF TUESDAY MORNING CORPORATION. Ms. Mason, who joined Genesco's board in 1996, became president and chief executive officer of Tuesday Morning Corporation, an operator of first-quality discount and closeout home furnishing and gift stores, in 2000. She was president and chief merchandising officer of Filene's Basement, Inc. in 1999. She was president of the HomeGoods division of The TJX Companies, Inc., an apparel and home fashion retailer, from 1997 to 1999. She was employed by Cherry & Webb, a women's apparel specialty chain, from 1987 until 1992, as executive vice president, then, until 1997, as chairman, president and chief executive officer. Her previous business experience includes senior management positions with retailers May Company, The Limited Inc. and the Mervyn's Stores division of Dayton-Hudson Corp. Ms. Mason is also a director of The Men's Wearhouse, Inc.

HAL N. PENNINGTON, 65, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF GENESCO. Mr. Pennington became a member of the Company's board in November 1999, when he was named executive vice president and chief operating officer. He became president of the Company in 2000 and was named chief executive officer in April 2002. A Genesco employee since 1961, he was appointed president of the Johnston & Murphy division in 1997 and became a senior vice president of the Company in 1998. He was president of the Dockers Footwear division from 1995 until 1997 and vice president --wholesale of Johnston & Murphy from 1990 until 1995.

LINDA H. POTTER, 50, SENIOR VICE PRESIDENT OF SUNTRUST BANKS, INC. AND SENIOR FINANCIAL OFFICER FOR SUNTRUST BANK, CENTRAL GROUP. Ms. Potter served as the senior financial officer for SunTrust Bank, Tennessee until 2002, when she was appointed senior financial officer for Suntrust Bank, Central Group. She has also been the chief financial officer for SunTrust Bank, Nashville and has held other positions in the finance and accounting and information systems areas of the Nashville bank. She has been employed at SunTrust since 1980. She also served on the Board of Directors of Belmont University's Center for Entrepreneurship and the Board of Advisors for the Center for Entrepreneurship Women's Programs from 1999 to 2002. Ms. Potter has been a director of Genesco since 2001.

WILLIAM A. WILLIAMSON, JR., 67, PRIVATE INVESTOR. Mr. Williamson was employed from 1958 to 1992 by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals, drug store sundries and medical, surgical and veterinary products, and became chief executive officer of that company in 1974 and chairman in 1981. He has been a director of Genesco since 1989. Mr. Williamson is also a director of Dunn Investment Company.

WILLIAM S. WIRE II, 71, RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GENESCO. Mr. Wire joined the Company in 1962, was elected a vice president in 1971, senior vice president -- finance in 1984 and vice chairman and a director in 1985. He was elected president and chairman in 1986, served as chief executive officer from 1986 until 1993 and retired as chairman in 1994. Mr. Wire is also a director of Dollar General Corporation.

BOARD COMMITTEES AND MEETINGS

The board of directors met six times during the fiscal year ended February 1, 2003 ("Fiscal 2003"). No director was present at fewer than 75% of the total number of meetings of the board of directors and the committees of the board on which he or she served during Fiscal 2003. A description of each board committee and its membership follows.

AUDIT COMMITTEE

     Members: Robert V. Dale (chairman), Kathleen Mason, Linda H. Potter and
              William A. Williamson, Jr.

The audit committee is composed of four independent directors (as defined under the applicable rules of the New York Stock Exchange) and operates under a written charter adopted by the board of directors, a copy of which is attached to this proxy statement as Appendix A. The audit committee met seven times in Fiscal 2003. The functions of the audit committee are to assist the board of directors in monitoring the processes used by the Company to produce financial statements, the Company's systems of internal accounting and financial controls and independence of the Company's outside auditors.

NOMINATING AND GOVERNANCE COMMITTEE

     Members: W. Lipscomb Davis, Jr. (chairman), Leonard L. Berry, Robert V.
              Dale and William S. Wire II

The nominating and governance committee met three times in Fiscal 2003. The function of the nominating and governance committee is to make recommendations to the board of directors with respect to (i) the size of the board of directors, (ii) candidates for election to the board of directors, (iii) the designation of committees of the board of directors, their functions and members, (iv) the succession of the executive officers of the Company and (v) board policies and procedures and other matters of corporate governance.

COMPENSATION COMMITTEE

     Members: Kathleen Mason (chairman through December 31, 2002), W. Lipscomb
              Davis, Jr. (chairman since January 1, 2003), Leonard L. Berry and Robert V. Dale (until June 26, 2002)

The compensation committee met three times in Fiscal 2003. The functions of the compensation committee are (i) to approve the compensation of the officers of the Company and other management employees reporting directly to the chief executive officer, (ii) to make recommendations to the board of directors with respect to the compensation of directors, (iii) to review and provide assistance and recommendations to the board of directors with respect to (a) management incentive compensation plans and (b) the establishment, modification or amendment of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act of 1974) to the extent that action by the board of directors is required, (iv) to serve as the primary means of communication between the administrator of the Company's employee benefit plans and the board of directors and (v) to administer the Company's 1996 Stock Incentive Plan and the Employee Stock Purchase Plan.

FINANCE COMMITTEE

     Members: William S. Wire II (chairman), Matthew C. Diamond, Hal N.
              Pennington and William A. Williamson, Jr.

The finance committee met four times in Fiscal 2003. The functions of the finance committee are (i) to review and make recommendations to the board with respect to (a) the establishment of bank lines of credit and other short-term borrowing arrangements, (b) the investment of excess working capital funds on a short-term basis, (c) significant changes in the capital structure of the Company, including the incurrence of long-term indebtedness and the issuance of equity securities and (d) the declaration or omission of dividends; (ii) to approve the annual capital expenditure and charitable contribution budgets; (iii) to serve as the primary means of communication between the board of directors and the investment committee of the Company's employee benefits trusts, the trustees of the Genesco Restricted Investments Pension Trust and the chief financial officer of the Company regarding the activities of such committee, trustees and officers with respect to certain of the Company's employee benefit plans (as that term is defined in the Employee Retirement Income Security Act of 1974) and (iv) to appoint, remove and approve the compensation of the trustees under any employee benefit plan.

DIRECTOR NOMINATIONS

The nominating and governance committee and board of directors will consider nominees for the board of directors recommended by shareholders if shareholders comply with the Company's advance notice requirements. The Company's Bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the secretary of the Company. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Securities Exchange Act of 1934 if such person had been nominated by the board of directors, the written consent of such person to being named as a nominee in soliciting material and to serving as a director, if elected, and the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, along with the number and class of shares held of record by such shareholder. In the case of an annual meeting to be held on the third Tuesday in the month of June or within thirty days thereafter, the notice must be delivered not less than sixty nor more than ninety days prior to the third Tuesday in June. In the case of an annual meeting which is being held on any other date (or in the case of any special meeting), the notice must be delivered within ten days after the earlier of the date on which notice of the meeting is first mailed to shareholders or the date on which public disclosure is first made of the date of such meeting.

DIRECTOR COMPENSATION

For Fiscal 2003, directors who were not employees of the Company received a retainer of $15,000 per year and a fee of $750 for each board or committee meeting they attended in person and $500 for each meeting they attended by telephone. Committee chairmen received a supplementary retainer of $2,000 per year. The Company also pays the premiums for non-employee directors on $50,000 of coverage under the Company's group term life insurance policy plus additional cash compensation to offset taxes on their imputed income from such premiums. Directors who are full-time Company employees do not receive any extra compensation for serving as directors.

Directors elected at the annual meeting who are not employees of the Company will receive a retainer of $20,000 per year and a fee of $1,000 for each board or committee meeting they attend in person and $750 for each meeting they attend by telephone. Each committee chairman will receive an additional $4,000 per year.

The 1996 Stock Incentive Plan (the "Plan") provides for the issuance to directors who are not employees of the Company of up to 200,000 shares of common stock, subject to adjustment in certain circumstances. The proposed amendment to the Plan to be voted on at the annual meeting would consolidate the shares available for issuance to directors under the Plan with those available for issuance to employees, removing the 200,000 share limit on total director grants under the Plan. The Plan provides for the automatic issuance of shares of common stock valued at $15,000 to a newly elected non-employee director on the date of the first annual meeting at which he or she is elected a director. The shares are subject to restrictions on transfer for five years after they are granted unless the director leaves the board earlier and, with certain exceptions, to forfeiture if the director's service terminates during the three years following the date of grant. The Plan also presently provides for an annual grant of options to purchase 4,000 shares of common stock at the stock's closing price on the New York Stock Exchange on the grant date. The proposed amendment to the Plan to be voted on at the annual meeting would end the annual option grants to directors and provide for annual grants of restricted stock, vesting in three equal annual increments and subject to the same transfer restrictions described above. See "Amendments to 1996 Stock Incentive Plan." The Plan also permits non-employee directors to elect to exchange all or part of their annual retainers for shares of restricted stock at 75% of the shares' fair market value. Such shares are subject to the same restrictions on transfer and to forfeiture if the director's service terminates before the retainer represented by such shares is earned. As of April 30, 2003, 176,912 shares of common stock had been issued to non-employee directors pursuant to the Plan, of which 9,012 had been forfeited, leaving 23,088 shares available for future grants under the existing provisions of the Plan.

                         SECURITY OWNERSHIP OF OFFICERS,
                      DIRECTORS AND PRINCIPAL SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

The following table sets forth the ownership of the entities which, according to the most recent filings of Schedules 13G and amendments thereto, as applicable, by the beneficial owners as of the record date for this meeting, own beneficially more than 5% of the Company's common stock and the entities which, according to the Company's stock transfer records, own more than 5% of any of the other classes of voting securities described on page 4. Percentage data is calculated on outstanding shares at April 24, 2003.

----------------------------------------------------------------------------------------
NAME AND ADDRESS                              CLASS OF            NO. OF     PERCENT OF
OF BENEFICIAL OWNER                             STOCK             SHARES       CLASS
----------------------------------------------------------------------------------------
Deutsche Bank AG (1)                      Common                 1,730,515      8.0%
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany

Lord, Abbett & Co. (2)                    Common                 1,791,220      8.2%
90 Hudson Street
Jersey City, New Jersey 07302

Wellington Management                     Common                 1,830,455      8.4%
Company, LLP (3)
75 State Street
Boston, Massachusetts 02109

Jeannie Bussetti                          Subordinated               3,000      8.1%
12 Carteret Drive                         Serial Preferred,
Pomona, New York 10970                    Series 1

Joseph Bussetti                           Subordinated               2,000      5.4%
52 South Lilburn Drive                    Serial Preferred,
Garnerville, New York 10923               Series 1

Ronald R. Bussetti                        Subordinated               2,000      5.4%
12 Carteret Drive                         Serial Preferred,
Pomona, New York 10970                    Series 1

S. Robert Weltz, Jr.                      Subordinated               2,308      6.2%
415 Hot Springs Road                      Serial Preferred,
Santa Barbara California 93108            Series 1

Empire & Co.                              Subordinated               5,889     15.9%
P. O. Box 426                             Serial Preferred,
Exchange Place Station                    Series 1
69 Montgomery Street
Jersey City, New Jersey 07303



NAME AND ADDRESS                              CLASS OF            NO. OF     PERCENT OF
OF BENEFICIAL OWNER                             STOCK             SHARES       CLASS
----------------------------------------------------------------------------------------
Empire & Co.                              Subordinated               4,226     23.3%
P. O. Box 426                             Serial Preferred,
Exchange Place Station                    Series 3
69 Montgomery Street
Jersey City, New Jersey 07303

Hazel Grossman                            Subordinated               1,074      5.9%
355 Blackstone Boulevard, Apt. 552        Serial Preferred,
Providence, Rhode Island 02906            Series 3

Jack Rubens                               Subordinated               1,514      8.3%
5114 Windsor Parke Drive                  Serial Preferred,
Boca Raton, Florida 33496                 Series 3

Barbara F. Grossman Wasserspring          Subordinated                 933      5.1%
75 Cooper Drive                           Serial Preferred,
Great Neck, New York 11023                Series 3

Melissa Evins                             Subordinated               2,893     17.6%
417 East 57th Street                      Serial Preferred,
New York, New York 10022                  Series 4

Reed Evins                                Subordinated               2,418     14.7%
417 East 57th Street, Apt. 32B            Serial Preferred,
New York, New York 10022                  Series 4

James H. Cheek, Jr.                       Subordinated               2,413      8.0%
11 Burton Hills Boulevard, Apt. 407       Cumulative
Nashville, Tennessee 37215                Preferred
========================================================================================

(1) Includes 1,477,379 shares with sole voting power, 1,336,915 shares with sole dispositive power and 393,600 shares with shared dispositive power. Number of shares from Schedule 13G filed on February 11, 2003. (Includes 1,222,725 shares of common stock (5.6% of such shares outstanding) beneficially owned by Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank AG; 396,390 shares of common stock (1.8% of such shares outstanding) beneficially owned by Deutsche Investment Management Americas Inc., an affiliate of Deutsche Bank AG and 111,400 shares of common stock (0.5% of such shares outstanding) beneficially owned by Deutsche Asset Management Group Ltd, London, an affiliate of Deutsche Bank AG.)

(2)  Number of shares from Schedule 13G filed on January 30, 2003.

(3) Includes 1,291,455 shares with shared voting power and 1,830,455 shares with shared dispositive power. Number of shares from Schedule 13G filed on February 12, 2003.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information as of May 15, 2003, regarding the beneficial ownership of the Company's common stock by each of the Company's current directors, the persons required to be named in the Company's summary compensation table appearing elsewhere in the proxy statement and the current directors and executive officers as a group. None of such persons owns any equity securities of the Company other than common stock.

--------------------------------------------------------------------------------
NAME                                                          NO. OF SHARES (1)
--------------------------------------------------------------------------------
Leonard L. Berry                                                    20,139(2)
Robert V. Dale                                                      14,003(2)
W. Lipscomb Davis, Jr.                                              86,081(2)(3)
Matthew C. Diamond                                                   9,672(2)
Ben T. Harris                                                      421,038(2)
Kathleen Mason                                                      30,526(2)
Hal N. Pennington                                                  142,862(2)
Linda H. Potter                                                     10,484(2)
William A. Williamson, Jr.                                          87,874(2)
William S. Wire II                                                  38,532(2)
James C. Estepa                                                     54,250(2)
James S. Gulmi                                                     194,854(2)
Roger G. Sisson                                                     37,750(2)
Current Directors and Executive Officers as a Group (17 Persons) 1,187,997(2)(4)
================================================================================

(1) Each director and officer owns less than 1% of the outstanding shares of the Company's common stock, except for Mr. Harris, who owns approximately 1.9% of the Company's common stock.

(2) Includes shares that may be purchased within 60 days upon the exercise of options granted under the Company's common stock option plans, as follows:
     Mr. Pennington - 62,808; Mr. Harris - 228,711; Mr. Gulmi - 121,106; Mr.
     Estepa - 34,250; Mr. Sisson - 37,750; Ms. Potter and Mr. Diamond - 8,000 each; Mr. Dale - 12,000; Ms. Mason and Messrs. Berry, Davis, Williamson and Wire - 16,000 each; current executive officers and directors as a group - 627,375.

(3) Includes 16,000 shares of common stock owned by Mr. Davis's mother, for whom he holds power of attorney. Mr. Davis disclaims beneficial ownership of his mother's shares.

(4) Constitutes approximately 5.5% of the outstanding shares of the Company's common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during Fiscal 2003 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation earned by or awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers employed by the Company at February 1, 2003 (together, the "named executive officers") for each of Fiscal 2001, 2002 and 2003.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 LONG-TERM COMPENSATION
                                                                          ---------------------------------------------------
                                                ANNUAL COMPENSATION                AWARDS            PAYOUTS
                                          ------------------------------- -------------------------- -------
                                                                           RESTRICTED   SECURITIES
                                                             OTHER ANNUAL     STOCK     UNDERLYING    LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION       FISCAL   SALARY    BONUS   COMPENSATION     AWARDS   OPTIONS/SARS  PAYOUTS   COMPENSATION
AT FEBRUARY 1, 2003                YEAR      ($)      ($)         ($)        ($)(1)         (#)       ($)(2)      ($)(3)
-----------------------------------------------------------------------------------------------------------------------------
Hal N. Pennington                  2003    464,372  226,250       --         999,981      130,000          --      5,310
  President and                    2002    326,872       --       --              --       65,000          --      4,250
  Chief Executive Officer          2001    293,122  381,548       --              --       25,000          --      4,250

Ben T. Harris                      2003    254,223  157,060       --              --           --          --      4,190
  Chairman                         2002    540,890       --       --              --      105,000          --      4,250
                                   2001    426,890  746,045       --         470,000           --   3,753,779      4,250

James C. Estepa                    2003    325,377  286,094       --              --       50,000          --      5,064
  Senior Vice President            2002    289,953  507,156       --         623,000       50,000          --      4,250
                                   2001    225,870  315,311       --              --       35,000          --      4,250

James S. Gulmi                     2003    293,500   99,300       --              --       20,000          --      5,014
  Senior Vice                      2002    277,000       --       --              --       20,000          --      4,250
  President-Finance and            2001    265,000  227,678       --              --        6,000          --      4,250
  Chief Financial Officer

Roger G. Sisson                    2003    194,971   47,400       --              --       20,000          --      3,281
  Secretary and                    2002    176,638       --       --              --       15,000          --      4,265
  General Counsel                  2001    168,638  104,800       --              --        6,000          --      4,229
=============================================================================================================================

(1) At the end of Fiscal 2003, Mr. Pennington held 36,764 shares valued at $611,385, Mr. Harris held 28,262 shares of restricted stock valued at $470,000 based on the closing price of the Company's unrestricted common stock on the New York Stock

     Exchange on January 31, 2003 and Mr. Estepa held 20,000 shares valued at $332,600. In each case, the restricted stock grant was to vest in its entirety on the third anniversary of its grant date. The restricted stock would receive dividends if any were paid on the common stock.

(2) The value, based on the closing price of the Company's common stock on the grant date, of a grant of 147,207 shares of stock in 2001.

(3) In all cases, the Company's matching contribution to the named executive officer's 401(k) Plan account.

OPTION GRANTS IN FISCAL 2003

The following table sets forth information regarding stock options granted to the named executive officers in Fiscal 2003. All the grants will become exercisable in four equal annual installments beginning on the first anniversary of the grant date. They expire on the tenth anniversary of the grant date, except that they are subject to earlier termination upon termination of the grantee's employment. No stock appreciation rights were granted by the Company in Fiscal 2003. The potential realizable values shown in the table are hypothetical, have not been discounted to reflect their present value and are not intended as a forecast of future stock price appreciation. Any gains which may be realized upon exercise of such options will depend upon the actual market price of the Company's common stock on the date the option is actually exercised.

-----------------------------------------------------------------------------------------------------
                    NUMBER OF   PERCENT OF TOTAL                          POTENTIAL REALIZABLE VALUE
                    SECURITIES    OPTIONS/SARS                              AT ASSUMED ANNUAL RATES
                    UNDERLYING     GRANTED TO    EXERCISE OR              OF STOCK PRICE APPRECIATION
                    OPTION/SARS   EMPLOYEES IN   BASE PRICE   EXPIRATION        FOR OPTION TERM
NAME                GRANTED(#)     FISCAL YEAR     ($/SH)        DATE         5%($)         10%($)
-----------------------------------------------------------------------------------------------------
Hal N. Pennington    130,000         31.55%        $16.76     11/13/2012   $1,370,236     $3,472,446
Ben T. Harris             --            --             --             --           --             --
James C. Estepa       50,000         12.14%        $16.76     11/13/2012     $527,014     $1,335,556
James S. Gulmi        20,000          4.85%        $16.76     11/13/2012     $210,805       $534,222
Roger G. Sisson       20,000          4.85%        $16.76     11/13/2012     $210,805       $534,222
======================================================================================================

The stock option grants were made under the Company's 1996 Stock Incentive Plan. The option price per share under the Plan may not be less than the fair market value of the Company's common stock (the closing price of the stock on the New York Stock Exchange) on the date the option is granted or the most recent previous trading date. Plan options may not be exercised during the first twelve months after the date of grant. Thereafter, options may be exercised as determined by the compensation committee of the board of directors. All the options will vest and become exercisable upon a change of control as described under "Change of Control Arrangements" below.

AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR END OPTION VALUES

The following table sets forth information concerning (i) stock options exercised during Fiscal 2003 by the named executive officers, (ii) the number of shares subject to unexercised options held by such persons at February 1, 2003, indicating those currently exercisable and those not yet exercisable and (iii) the value of such unexercised options on February 1, 2003. The values of unexercised options are calculated by subtracting the exercise price from the closing market price of the common stock on the New York Stock Exchange on January 31, 2003 ($16.63). In-the-money options are those whose exercise price is below market value.

---------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED SHARES
                                                      UNEXERCISED OPTIONS/SARS       IN-THE-MONEY OPTIONS/SARS
                     ACQUIRED ON     VALUE             AT FISCAL YEAR END(#)           AT FISCAL YEAR END ($)
NAME                 EXERCISE(#)   REALIZED($)   EXERCISABLE       UNEXERCISABLE   EXERCISABLE        UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------
Hal N. Pennington        3,750       $38,100        62,808             210,000        $117,160           $64,500

Ben T. Harris                0            $0       228,711              78,750      $1,681,058                $0

James C. Estepa         21,000      $277,733        31,750             120,000         $36,023           $26,450

James S. Gulmi               0            $0       121,106              41,000        $996,968           $10,320

Roger G. Sisson              0            $0        37,750              36,250        $354,968            $6,880
=====================================================================================================================

PENSION PLAN

The Genesco Retirement Plan is a noncontributory, qualified pension plan. Prior to December 31, 1995, it provided retirement benefits to eligible participants based on a formula taking into consideration the average of the 10 highest consecutive years' earnings of the participant, years of benefit service and other factors.

Effective January 1, 1996, the Retirement Plan was amended to establish a cash balance formula. Benefits earned prior to that date under the 10-year average formula were preserved as of that date. Under the new formula, each eligible participant's account is credited with an amount equal to 4% of his or her annual compensation plus an additional 4% of such compensation in excess of the Social Security taxable wage base ($84,900 in 2002). The Internal Revenue Code limits to $200,000 the amount of salary which may be taken into account in calculating Retirement Plan benefits in 2003. Taking into account the preserved benefit under the Retirement Plan prior to amendment and the projected total benefit under the amended Retirement Plan, and assuming that the participant's accrued benefits at normal retirement are taken in the form of a single life annuity, the estimated annual benefit payable for each named executive officer at retirement is as follows: Hal N. Pennington - $60,652; Ben T. Harris - $53,889; James C. Estepa - $51,866; James S. Gulmi - $72,195; and Roger G. Sisson - $112,241.

The years of benefit service of the persons named in the Summary Compensation Table are: Hal N. Pennington - 41 years, Ben T. Harris - 35 years, James C. Estepa - 18 years, James S. Gulmi - 31 years, and Roger G. Sisson - 9 years. The earnings of such persons for purposes of computing benefits under the Retirement Plan are substantially the same as set forth in the Summary Compensation Table in the salary and annual bonus columns, except that the Internal Revenue Code limits to $200,000 the amount of a person's annual earnings which may be taken into account in calculating benefits under the Retirement Plan during the calendar year 2003. A participant has no vested benefits under the Retirement Plan until he or she has five years' service with the Company.

CHANGE OF CONTROL ARRANGEMENTS

All the named executive officers are parties to employment protection agreements. The agreements become effective only in the event of a change of control, which will be deemed to have occurred if a person or group acquires securities representing 20% or more of the voting power of the Company's outstanding securities or if there is a change in the majority of directors in a contested election. Each agreement provides for employment by the Company for a term of three years following a change of control. The executive is to exercise authority and perform duties commensurate with his authority and duties immediately prior to the effective date of the agreement. He is also to receive compensation (including incentive compensation) during the term in an amount not less than that which he was receiving immediately prior to the effective date. If the executive's employment is actually or constructively terminated by the Company without cause during the term of the agreement, the executive will be entitled to receive a lump-sum severance allowance equal in Mr. Harris' and Mr. Pennington's cases to three times and in the case of the other named executive officers to twice the compensation and benefits he would otherwise receive under the agreement for the remainder of the term, plus reimbursement for any excise tax owed thereon and for taxes payable by reason of the reimbursement.

All stock options granted by the Company under the Company's stock option plans become immediately vested and exercisable upon a change of control as defined in the stock option agreements entered into with each optionee, provided that at least one year has elapsed since the date the option was granted. The definition of change of control in the stock option agreements is substantially the same as in the employment protection agreements described above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

The compensation committee of Genesco's board of directors has general oversight responsibility for the compensation of the Company's executive officers. See "Election of Directors - Compensation Committee" for a detailed description of the functions of the committee. The committee is currently composed of the three directors named at the end of this report, none of whom are employees of the Company.

The compensation policies of the committee are designed to attract and retain qualified key management personnel and to provide motivation and reward for achievement of the operating and strategic goals and objectives of the Company. The committee also seeks to increase key management's ownership of the Company's common stock, with the goal of better aligning management's interests with those of the Company's shareholders. It is the committee's policy to pay competitive base salaries and to provide executive officers with the opportunity, through annual cash incentive compensation, to earn above-average total cash compensation based on the achievement of outstanding results. The principal components of Genesco's executive compensation program currently are base salary, annual cash incentive compensation and stock options.

BASE SALARY

It is the committee's general policy to approve competitive base salaries for its executive officers. Salary ranges are established for each executive officer's position, the mid-points of which are intended to approximate the median base salary ranges for positions of similar scope, complexity and responsibility in companies with comparable sales volume. The committee annually reviews and, if appropriate, adjusts executive officers' salary ranges after considering the advice of senior management and compensation consultants who are not affiliated with the Company. The principal comparative data underlying the consultants' advice to the committee are limited neither to companies in the specific industries in which the Company competes nor to the companies included in the S&P weighted average industry index included in the stock performance graph. The committee believes that the Company competes with employers outside the specific industry in which it does business to hire and retain qualified executives. In making individual base salary decisions, the committee may consider, in addition to relevant market survey data, a mix of factors, including (i) the executive's experience, management and leadership ability and technical skills; (ii) the executive's compensation history; (iii) corporate or, if appropriate, operating unit performance; (iv) individual performance; and (v) such other factors as the committee deems appropriate in its subjective judgment. While the committee typically gives greater weight to the objective, market survey data, the weight to be given to the more subjective factors in particular cases is within the committee's discretion.

INCENTIVE COMPENSATION

Executive officers participate in Genesco's management incentive compensation plan, which is designed to retain and motivate management and to focus its attention on the achievement of the Company's annual operating plan and identified, strategic objectives. The committee reviews and adopts the plan after consultation with senior management.

Plan participants are selected by the chief executive officer, who is not eligible to participate in the plan. Approximately 460 employees including all executive officers except the chief executive officer participated in the plan for Fiscal 2003; 445 employees are participants in Fiscal 2004.

Under the Fiscal 2003 plan, executive officers (including the named executive officers other than the chief executive officer) were eligible to receive a fraction or multiple of a target award equal to as much as 50% of their base salaries. Participants who were presidents of the Company's operating divisions were eligible to earn cash awards in amounts determined 50% on the basis of changes in Economic Value Added (EVA*) for their respective divisions set by the chief executive officer during the first quarter of the fiscal year, 25% on the basis of EVA changes for the entire Company and 25% on the basis of individual strategic goals agreed upon by the participant and the chief executive officer during the first quarter of the fiscal year. Other executive officers' awards were determined 75% on the basis of corporate EVA changes and 25% on the basis of individual strategic goals similarly agreed upon with their supervisors. Participants' achievement of EVA change goals is objectively measurable. EVA is determined by subtracting a charge for the capital used to generate profit from a business unit's net operating profit after taxes. Each business unit's expected year-to-year change in EVA is determined in advance, as is the relationship between the magnitude of changes in EVA relative to expected levels and the bonus award. Achievement of individual strategic goals is somewhat subjective, although some goals include objective criteria. The participant's supervisor, generally in consultation with the participant, determines whether the goals have been met.

No portion of the award for achievement of individual strategic goals was ordinarily to be paid unless some portion of the applicable award for operating results was earned, although the plan authorized the committee to consider exceptions for extraordinary strategic successes upon the recommendation of the chief executive officer. No exceptions of this nature were made under the Fiscal 2003 plan. An operating division president could not earn a greater percentage of the maximum

-----------------------------
* EVA is a trademark of Stern Stewart & Co.

award for corporate EVA changes than for his business unit's operating results. The plan includes the following "bonus bank" feature: awards for better than expected EVA are uncapped and a "negative award" for worse than expected results is possible. Any award in excess of three times the target bonus and any negative award is credited to the participant's account in the bonus bank. Each year, a participant will receive a payout equal to (i) the current year's award, up to three times the target, plus (ii) one third of the positive balance, if any, in the participant's account. If the participant's bonus bank balance is negative, 60% of any positive award will be applied toward "repaying" the negative balance; 40% will be paid out to the participant. Any positive balance is forfeited if the participant voluntarily resigns from employment by the Company or is terminated for cause during the applicable fiscal year. The committee believes that the "bonus bank" feature of the plan offers improved incentives for management to focus on building long-term value in the Company, and that the forfeiture provisions will aid the retention of key employees.

STOCK OPTIONS

The committee believes that granting stock options to selected key executives of the Company provides them with a strong incentive to make decisions which are in the long-term best interests of the Company and thus serves to balance the short-term annual cash incentive component of executive compensation. The committee further believes that options tend to align the financial interests of management with those of the Company's shareholders, since the value of an option is dependent upon improvement in the Company's performance and the recognition of that improved performance in the market for the Company's common stock. Options are granted with an exercise price equal to or greater than the fair market value of the stock on the date of grant. Options are typically granted to executive officers and other key employees on an annual basis and typically become exercisable in installments of 25% of the total number of shares subject to the options.

In Fiscal 2003, the committee granted a total of 412,000 options to 29 employees based on factors described above and such other matters as the committee deemed appropriate in its subjective judgment, including individual performance. Options granted under the plan expire ten years after the date of grant. Options granted in Fiscal 2003 vest in four equal installments. Annual vesting requires the executive to remain employed by the Company for the entire vesting period to realize fully the gain on the total number of shares covered by the option. A total of 64 employees of the Company held options to purchase shares of the Company's common stock as of April 24, 2003.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Pennington received a base salary of $462,500 and a bonus of $226,250 for Fiscal 2003. The bonus decision by the committee was based on the same factors as those applicable to corporate staff participants in the management incentive compensation plan for the year. Mr. Pennington's base salary for Fiscal 2004 is $575,000; his bonus target is $315,000. The increases in Mr. Pennington's base salary and bonus target reflect the committee's policy of paying competitive compensation, as implemented in October 2002 at the first annual compensation review following his election as chief executive officer in April 2002.

Upon his election as chief executive officer, Mr. Pennington received a restricted stock grant of 36,764 shares based on his increased responsibilities and other factors described above which will vest on April 24, 2005, if Mr. Pennington is still employed at that date. Vesting would occur pro rata in case of Mr. Pennington's death, disability or involuntary termination without cause prior to that date.

TAX DEDUCTIBILITY LIMIT

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The committee believes that no executive officer of the Company is likely to be paid compensation not exempt from Section 162(m) limits exceeding $1 million in Fiscal 2004, unless because of better than planned operating results for the year, Mr. Pennington's bonus payout exceeds the target. The committee considered that possibility in setting Mr. Pennington's base salary and bonus opportunity. The committee determined that, in its subjective judgment, the benefits to the Company of the incentive outweigh the potential loss of a tax deduction for any payout that results in Mr. Pennington's compensation's exceeding the Section 162(m) limit. The committee will consider the requirements of Section 162(m) in authorizing or recommending future executive compensation arrangements.

                                              BY THE COMMITTEE:
                                              W. Lipscomb Davis, Jr., Chairman
                                              Leonard L. Berry
                                              Kathleen Mason

The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During Fiscal 2003, the compensation committee of the board of directors was composed of Messrs. Berry, Dale (a member of the committee until June 26, 2002) and Davis (a member of the committee since June 26, 2002) and Ms. Mason. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company's executive officers, members of the compensation committee or entities whose executives serve on the board of directors or the compensation committee that require disclosure under applicable Securities and Exchange Commission regulations.

                           STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company's common stock for the last five fiscal years with the cumulative total return of (i) the S&P 500 Index and (ii) the S&P 500 Footwear Index. The graph assumes the investment of $100 in the Company's common stock, the S&P 500 Index and the S&P 500 Footwear Index at the market close on January 31, 1998 and the reinvestment monthly of all dividends.


                           TOTAL SHAREHOLDER RETURNS






                              [PERFORMANCE GRAPH]






                       Jan98       Jan99       Jan00      Jan01       Jan02      Jan03
--------------------------------------------------------------------------------------
GENESCO INC             100        61.34       76.80     210.31      204.21     137.15
S&P 500 INDEX           100       132.49      143.88     143.62      121.06      93.86
S&P 500 FOOTWEAR        100       108.62      112.02     142.07      155.30     121.03

                                  AUDIT MATTERS

Ernst & Young LLP served as external auditors to the Company in the fiscal year ended February 1, 2003, and have been retained in the same capacity for the current fiscal year. Representatives of the firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The audit committee is composed of four independent directors as defined under the current rules of the New York Stock Exchange. The audit committee oversees the Company's financial reporting process on behalf of the board of directors. The committee's charter is included as Appendix A to this proxy statement. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The committee has met and held discussions with management and the Company's independent auditors. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated quarterly and annual financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

In addition, the committee has discussed with the independent auditors the factors which might be deemed to bear upon auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), which were reviewed by the Committee. The committee considered, among other factors, the distribution of fees among those for audit services, those for audit-related services, those for tax services and all other fees, as described below, and considered whether the provision of services other than the audit and audit-related services is compatible with the external auditors' independence.

The committee discussed with the Company's internal and independent auditors the overall scope and plan for their respective activities. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial statements and reporting process.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 1, 2003, for filing with the Securities and Exchange Commission.

                                              BY THE COMMITTEE:
                                              Robert V. Dale, Chairman
                                              Kathleen Mason
                                              Linda H. Potter
                                              William A. Williamson, Jr.

The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT FEES

Audit fees include fees paid by the Company to Ernst & Young and PricewaterhouseCoopers LLP in connection with annual audits of the Company's consolidated financial statements and their respective review of the Company's interim financial statements. Audit fees also include fees for services performed by the independent auditor that are closely related to the audit and in many cases could be provided only by the Company's independent auditors. Such services include comfort letters and consents related to SEC registration statements and other capital-raising activities and certain reports relating to the Company's regulatory filings. The aggregate fees Ernst & Young billed to the Company for audit services rendered to the Company and its subsidiaries for Fiscal 2003 and Fiscal 2002 totaled $264,000 and $200,462, respectively.

PricewaterhouseCoopers did not bill the Company for any audit fees during Fiscal 2003. The aggregate fees PricewaterhouseCoopers billed to the Company for audit services rendered to the Company and its subsidiaries for Fiscal 2002 totaled $96,000.

AUDIT-RELATED FEES

Audit-related services include due diligence and audit services related to mergers and acquisitions, accounting consultations, internal control reviews, employee benefit plan audits and certain attest services. The aggregate fees billed to the Company by

Ernst & Young for audit-related services rendered to the Company and its subsidiaries for Fiscal 2003 and Fiscal 2002 totaled $203,468 and $20,000, respectively.

PricewaterhouseCoopers did not bill the Company for audit-related services for Fiscal 2003.

TAX FEES

Tax fees include fees paid by the Company for corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by Ernst & Young for the tax related services rendered to the Company and its subsidiaries for Fiscal 2003 and Fiscal 2002 totaled $580,392 and $105,832, respectively. Of these, approximately 61% in Fiscal 2003 and 100% in 2002 were for compliance-related services.

PricewaterhouseCoopers did not bill the Company for tax services provided to the Company and its subsidiaries during Fiscal 2003. During Fiscal 2002, the total amount of fees PricewaterhouseCoopers billed the Company for tax services rendered to the Company and its subsidiaries was $258,332.

ALL OTHER FEES

In Fiscal 2003 and 2002, the Company did not pay other fees to Ernst & Young. In Fiscal 2002, the Company paid other fees totaling $137,829 to PricewaterhouseCoopers for support services relating to the Company's internal audit function.

PRE-APPROVAL POLICY

The full audit committee pre-approved all fees paid to the Company's independent auditors in Fiscal 2003.

CHANGE OF INDEPENDENT AUDITORS

On October 24, 2001, in connection with a decision to close its Nashville, Tennessee office, the Company's former independent auditors, PricewaterhouseCoopers, resigned and the Company engaged Ernst & Young LLP as independent auditors to the Company.

The reports of PricewaterhouseCoopers for Fiscal 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent auditors was approved by the audit committee of the board of directors.

During the Company's most recent fiscal years and the interim period preceding the resignation, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure specifically including any disagreement which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of a disagreement in connection with its report.

                 AMENDMENTS TO 1996 STOCK INCENTIVE PLAN

The compensation committee and the board of directors believe that a key element of officer, key employee and outside director compensation is stock-based incentive compensation. Stock-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by officers, key employees and non-employee directors, thereby providing substantial motivation for superior performance and aligning their interests with those of the shareholders. In 1996, to provide the Company with an appropriate vehicle for such compensation, the board of directors adopted and shareholders approved the 1996 Stock Incentive Plan (the "Plan").

The board of directors has amended the Plan, subject to shareholder approval (i) to consolidate the shares of common stock reserved for issuance to non-employee directors with those reserved for issuance to employees; (ii) to substitute an annual grant of restricted stock for stock option grants to non-employee directors previously provided under the Plan; and (iii) to raise the maximum number of shares that may be granted to any individual participant over the term of the Plan from 500,000 to 750,000. The text of the proposed amendment is included in this proxy statement as Appendix B.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SUMMARY OF MATERIAL PROVISIONS OF THE PLAN

The following is a summary of the material provisions of the Plan.

SHARES. The Plan provides for net aggregate awards of up to 4,400,000 shares of common stock. Of these shares, 200,000 shares were reserved for issuance to non-employee directors, as described below. If shares subject to an option under the Plan cease to be subject to such option, are forfeited, or otherwise terminate without a payment being made to the participant in the form of common stock, such shares will again be available for future distribution under the Plan.

The proposed amendment would not increase the total number of shares issuable under the Plan. It would, however, remove the distinction between shares issuable to employees and those issuable to non-employee directors. The board of directors believes the proposed amendment will simplify administration of the Plan and avoid the need for future authorizations of additional shares to fulfill the annual requirement of shares granted to non-employee directors under a formula prescribed in the Plan.

PARTICIPATION. Awards under the Plan may be made to key employees, including officers, of the Company, its subsidiaries and affiliates, but (except for the grants of restricted stock and options to outside directors described below) may not be granted to any director who is not also a regular employee of the Company, its subsidiaries or affiliates. All the named executive officers, seven other officers and key management employees, as identified by the compensation committee, are eligible to receive awards under the Plan. Approximately 64 current officers and other key employees have received grants under the Plan. Prior to the proposed amendment, the Plan provides that no individual participant may receive grants totaling more than 500,000 shares during the term of the Plan. The proposed amendment raises the maximum to 750,000 shares. The board of directors believes the 500,000 share limit unduly restricts the ability of the compensation committee to use stock-based incentives to compensate senior executives who have been participants in the Plan since its inception.

NON-EMPLOYEE DIRECTOR AWARDS. Each non-employee director receives shares of common stock valued at $15,000 at the date of the first annual meeting of shareholders at which he or she is elected to the board of directors. The awards vest in three equal annual increments, contingent upon the director's continued service on the board of directors. The Plan also permits outside directors to elect, six months in advance of the beginning of a fiscal year, to exchange part or all of their retainers for common stock at 75% of its fair market value immediately prior to the beginning of the fiscal year. Restricted stock received as automatic grants or in lieu of retainer may not be transferred (except pursuant to the laws of descent and distribution) until the earlier of the fifth anniversary of their grant or the director's retirement from the board.

Prior to the proposed amendment, outside directors also receive automatic annual grants of 4,000 options to purchase shares of common stock at the stock's closing price on the New York Stock Exchange on the grant date. The options vest six months after the grant date and expire in ten years. The proposed amendment would eliminate the annual option grant and provide for an annual award to each non-employee director of shares of restricted stock valued at $44,000 on the date of each annual meeting of shareholders. The awards would vest in three equal annual increments, contingent on the director's continued service on the board of directors. They would also be subject to the same transfer restrictions as the other awards of restricted stock to non-employee directors under the Plan, as described above. The board of directors believes that substituting restricted stock with transfer restrictions for options better links the interests of directors with those of the shareholders and provides an incentive better related to the Company's long-term interests.

ADMINISTRATION. The Plan is to be administered by a committee of no less than two disinterested individuals appointed by the board of directors, which committee is currently the compensation committee.

The compensation committee has no authority to determine the terms or conditions of awards to outside directors.

AWARDS TO EMPLOYEES UNDER THE PLAN. The compensation committee has the authority to grant the following type of awards to officers and key employees under the
Plan: (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock and
(4) Other Stock-Based Awards.

     1. STOCK OPTIONS. Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares of common stock as the committee determines and may be granted alone, in conjunction with, or in tandem with, other awards under the Plan, but subject to the per person limitation on awards. A stock option will be exercisable at such times and subject to such terms and conditions as the committee may determine and over a term to be determined by the committee, which term will be no more than ten years after the date of grant. The option price for any ISO will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of the common stock as of the date of grant. Payment of the option price may be in cash, or, as determined by the committee, by unrestricted common stock having a fair market value equal to the option price. For non-qualified stock options, payment if permitted by the committee may also be made in the form of restricted stock.

     2. STOCK APPRECIATION RIGHTS. Stock appreciation rights ("SARs") may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the related portion of the stock option underlying the SAR will terminate.

          Upon exercise of an SAR, the committee will pay to the employee in cash, or common stock (the method of payment to be at the discretion of the committee), an amount of money equal to the excess between the fair market value of the stock on the exercise date and the price of the option multiplied by the number of SARs being exercised.

          In addition to the foregoing SARs, the committee may grant limited SARs which will be exercisable only in the event of a change in control or potential change in control of the Company as defined in the Plan. In awarding SARs or limited SARs, the committee may provide that in the event of a change in control or potential change in control, SARs or limited SARs may be cashed out on the basis of the change in control price, as defined in the Plan.

     3. RESTRICTED STOCK. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

          In making an award of restricted stock, the committee will determine the periods during which the stock is subject to forfeiture and may grant such stock at a purchase price equal to or less than the par value of the common stock.

          During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Company until the restrictions have lapsed.

     4. OTHER STOCK-BASED AWARDS. The committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on common stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SARs and restricted stock. Such awards will be made upon terms and conditions as the committee may in its discretion provide.

CHANGE IN CONTROL PROVISIONS. If there is a change in control or a potential change in control, any SARs and stock options which are not then exercisable will become fully exercisable and vested. Similarly, the restrictions applicable to restricted stock and other stock-based awards will lapse and such shares and awards will be deemed fully vested. Stock options, SARs, limited SARs, restricted stock and other stock-based awards will, unless otherwise determined by the committee in its sole discretion, be cashed out on the basis of the change in control price described below. Options granted to outside directors will vest, but will not be cashed out, upon a change in control.

The change in control price is the highest price per share paid in any transaction reported on the New York Stock Exchange composite index, or paid or offered to be paid in any bona fide transaction relating to a potential or actual change in control of the Company, at any time during the immediately preceding 60 day period as defined by the committee. A change in control occurs if (i) any person becomes a beneficial owner directly or indirectly of 25% or more of the total voting stock of the Company (subject to certain exceptions),
(ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination or similar transaction less than a majority of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction or (iii) during any period of two consecutive years, individuals which at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof. A potential change in control means (i) approval by the shareholders of an agreement which, if completed, would constitute a change in control or (ii) the acquisition by a person of 5% or more of the total voting stock of the Company and the adoption by the board of directors of a resolution that a potential change in control, as defined in the Plan, has occurred.

AMENDMENT. The Plan may be amended by the board of directors, except that the board may not, without the approval of the Company's shareholders, increase the number of shares available for distribution, change the pricing rule applicable to stock options, change the class of employees eligible to receive awards under the Plan, or extend the term of any option award. The provisions of the Plan relating to grants to outside directors may not be amended more than once every six months except to comply with changes in the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

ADJUSTMENT. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization or other changes in the Company's structure affecting the common stock, appropriate adjustments will be made by the committee, in its sole discretion, in the number of shares reserved under the Plan, in the maximum number of shares issuable to any single employee, in the number of shares covered by options and other awards then outstanding under the Plan and, where applicable, the exercise price for awards under the Plan.

FEDERAL INCOME TAX ASPECTS. The following is a brief summary of the federal income tax aspects of awards made under the Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences:

     1. INCENTIVE STOCK OPTIONS. No taxable income is realized by the participant upon the grant or exercise of an ISO. If common stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the option price paid will be capital gain to the participant, and any loss sustained will be a capital loss and (b) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant.

          If common stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares and (b) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

          Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

     2. NON-QUALIFIED STOCK OPTIONS. Except as noted below, with respect to non-qualified stock options: (a) no income is realized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount and (c) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

     3. STOCK APPRECIATION RIGHTS. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

     4. RESTRICTED STOCK. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant and the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions). The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

     5. DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

     6. OTHER STOCK-BASED AWARDS. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

                               NEW PLAN BENEFITS

                PROPOSED AMENDMENT TO 1996 STOCK INCENTIVE PLAN

------------------------------------------------------------------------------------
NAME AND POSITION                              DOLLAR VALUE      NO. OF SHARES (1)
------------------------------------------------------------------------------------
Hal N. Pennington                                   (1)                 (1)
  President and Chief Executive Officer

Ben T. Harris                                       (1)                 (1)
  Chairman

James C. Estepa                                     (1)                 (1)
  Senior Vice President

James S. Gulmi                                      (1)                 (1)
  Senior Vice President - Finance
  and Chief Financial Officer

Roger G. Sisson                                     (1)                 (1)
  Secretary and General Counsel

Executive Group                                     (1)                 (1)

Non-Executive Director Group                        (2)                 (3)

Non-Executive Officer Employee Group                (1)                 (1)
====================================================================================

(1) Not presently determinable. All participants theoretically benefit from the proposed increase in the maximum number of shares that may be awarded to any individual participant.

(2) $44,000 annually at fair market value in grants of restricted stock. Non-executive directors would not receive annual grants of options presently awarded under the Plan.

(3)  Not presently determinable.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of February 1, 2003 with respect to the Company's equity compensation plans:

--------------------------------------------------------------------------------------------------------------
                                    (A)                         (B)                         (C)
                                                                                   NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE
                          NUMBER OF SECURITIES TO        WEIGHTED-AVERAGE           FOR FUTURE ISSUANCE
                          BE ISSUED UPON EXERCISE       EXERCISE PRICE OF        UNDER EQUITY COMPENSATION
                          OF OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,     PLANS (EXCLUDING SECURITIES
                           WARRANTS AND RIGHTS         WARRANTS AND RIGHTS        REFLECTED IN COLUMN (A))
--------------------------------------------------------------------------------------------------------------
Equity compensation               1,649,060                   $14.71                     2,042,170
plans approved by
security holders

Equity compensation                      --                       --                            --
plans not approved by
security holders

Total                             1,649,060                   $14.71                     2,042,170
==============================================================================================================

                     PROPOSALS FOR THE 2004 ANNUAL MEETING

Proposals of shareholders intended for inclusion in the proxy material for the 2004 annual meeting of shareholders must be received at the Company's offices at Genesco Park, P.O. Box 731, Nashville, Tennessee 37202-0731, attention of the secretary, no later than January 23, 2004.

In addition, the Company's Bylaws contain an advance notice provision which provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide timely written notice thereof to the secretary of the Company. In order to be timely, the notice must be delivered to or mailed to the secretary of the Company and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the meeting (or, if less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made). In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

                        FINANCIAL STATEMENTS AVAILABLE

A copy of the Company's annual report to shareholders containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation material.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2003, EXCLUDING CERTAIN OF THE EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO ROGER G. SISSON, SECRETARY, GENESCO INC., GENESCO PARK, 1415 MURFREESBORO ROAD, NASHVILLE, TENNESSEE 37217.

                                                                      APPENDIX A

                                  GENESCO INC.
                                     CHARTER
                                       OF
                                 AUDIT COMMITTEE

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditor. The Committee shall provide a forum for communication among the independent auditor, management, the internal auditing department, and the Board. The Committee shall make regular reports to the Board and shall prepare the report required by the rules and regulations of the Securities and Exchange Commission ("SEC Rules") to be included in the Company's annual proxy statement.

In discharging its duties and responsibilities, the Committee is authorized to investigate any matter within the scope of its duties and responsibilities or as otherwise delegated by the Board, with full access to all books, records, facilities and personnel of the Company.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's members will meet the independence, experience and other requirements of the New York Stock Exchange ("NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the SEC Rules. A Committee member other than in his or her capacity as a Committee, Board member or member of any other Board Committee shall not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or be an "affiliated person" of the Company or any subsidiary thereof in violation of NYSE or SEC Rules. If a Committee member simultaneously serves on the audit committee of more than three public companies, the Board shall determine that such simultaneous service will not impair the ability of such member to serve effectively on the Committee and disclose such determination in the Company's annual proxy statement.

The Board acting on the recommendation of the Nominating and Governance Committee will appoint annually the members of the Committee and shall determine whether the Committee has an audit committee financial expert as defined by SEC Rules and whether such expert is "independent" from management as defined in
Schedule 14A of the SEC Rules.

MEETINGS AND PROCEDURES

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet not less frequently than four times annually with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor, or any other persons whose presence the Committee believes to be necessary or appropriate, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

DUTIES AND RESPONSIBILITIES

While the Committee has the duties and responsibilities set forth in this Charter, it is not the duty or responsibility of the Committee to prepare the Company's financial statements or to plan or conduct audits of those financial statements. These are the responsibilities of management and the independent auditor. Additionally, the Committee recognizes that the Company's financial management, including the internal audit department, as well as its independent auditor, have more knowledge and more detailed information regarding the Company and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee, including any person designated as an audit committee financial expert, is not providing any expert or special assurance as to accuracy or completeness of the Company's financial statements or any professional certification as to the independent auditor's work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accordance with generally accepted accounting principles ("GAAP") and applicable SEC Rules.

The following shall be the common recurring activities of the Committee in carrying out its duties and responsibilities. These functions are set forth with the understanding that the Committee may engage in additional activities as appropriate given the circumstances.

o The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

o The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services in accordance with Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Approval by the Committee of a non-audit service shall be disclosed in the reports filed by the Company with the SEC or otherwise as required by law and SEC Rules. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular services, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals of audit and permitted non-audit services, provided that any decisions to preapprove shall be presented to the full Committee at its next scheduled meeting.

o The Committee shall review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation" provided on Form 10-Q and Form 10-K. The review and discussion of the financial statements and the matters covered in the independent auditor's report, if applicable, shall occur prior to the public release of such financial statements and the review and discussion of the related disclosure, including the "Management's Discussion and Analysis of Financial Condition and Results of Operation," shall occur prior to the filing of the Form 10-Q or Form 10-K. The Committee shall review and discuss with management and the independent auditor material related party transactions as defined in the Statement of Financial Accounting Standards No. 57 and other accounting and regulatory pronouncements. The Committee also shall review and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented. Based on such review and discussion, and based on the disclosures received from, and discussions with, the independent auditor regarding its independence as provided for below, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

o The Committee shall review and discuss with the independent auditor prior to the filing of the Annual Report on Form 10-K the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor's engagement letter, independent auditor's independence letter and schedule of unadjusted audit differences, if any.

o    The Committee shall discuss with management and the independent auditor:
     (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies; and (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements. The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

o The Committee shall discuss earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information. The Committee shall also discuss generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies.

o The Committee shall discuss with management, the senior internal audit executive officer and the independent auditor the Company's major financial risk exposures and its policies with respect to risk assessment and risk management. The

     Committee shall review the internal audit plan and functions at least annually and review with the independent auditor the responsibilities, budget and staffing of the Company's internal audit functions. The senior internal audit executive officer shall report directly to the Chair of the Committee and to the General Counsel.

o The Committee shall regularly review with the independent auditor any difficulties the independent auditor encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management's responses to such matters. In this connection, among the items that the Committee may review with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and (C) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company.

o    The Committee shall:

     o evaluate the independent auditor's qualifications, performance and independence, including the review and evaluation of the lead partner of the audit engagement team;

     o ensure the rotation of the lead audit partner of the independent auditor and audit engagement team partners as required by NYSE and SEC Rules;

     o establish hiring policies for employees or former employees of the independent auditor who participate in any capacity in the audit of the Company's financial statements;

     o obtain and review, at least annually, a report by the independent auditor describing the auditing firm's internal quality control procedures and any material issues raised by its most recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues;

     o receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or NYSE Rules; and

     o discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor's objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

o The Committee shall receive reports from the principal executive and financial officers of the Company regarding their evaluation of the effectiveness of the Company's disclosure controls and procedures and the Company's internal controls and procedures for financial reporting; regarding all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and whether they have identified for the independent auditor any material weaknesses in internal controls; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and regarding whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

o The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

o The Committee shall discuss with the Company's General Counsel any legal or regulatory matters that could reasonably be expected to have a material impact on the Company's business or financial statements.

o The Committee shall meet at least annually with the Senior Officer with oversight of the Company's ethics and compliance programs for a report on the Company's ethics and compliance programs, including a review of any issues that may affect in any material way the financial reporting process, the financial risks of the Company and internal control systems of the Company.

o The Committee at least annually shall (A) perform an evaluation of the performance of the Committee, including a review of the Committee's compliance with this Charter; and (B) review and reassess this Charter and submit any recommended changes to the Board for its consideration.

                                                                      APPENDIX B

                                  AMENDMENTS TO
                     GENESCO INC. 1996 STOCK INCENTIVE PLAN

By order of the board of directors of Genesco Inc. on April 23, 2003, the following amendments to the Genesco Inc. 1996 Stock Incentive Plan (the "Plan") are hereby approved and submitted to the shareholders of the Company with a recommendation of approval at the annual meeting of shareholders on June 26, 2003, to be effective immediately upon shareholder approval:

1.   ELIMINATION OF RESERVATION OF SHARES FOR OUTSIDE DIRECTORS.

     The first sentence of Section 3 of the Plan shall be amended by deleting the clause, "which includes 200,000 shares reserved for issuance pursuant to Section 9 hereof." Such sentence, as amended, shall read in its entirety:

     "The aggregate number of shares of Stock reserved and authorized for distribution under the Plan shall not exceed 4,400,000 shares."

2.   REVISION OF LIMIT ON INDIVIDUAL GRANTS.

     The final sentence of Section 4 of the Plan shall be amended by changing the reference to 500,000 shares to 750,000 shares. Such sentence, as amended, shall read in its entirety:

     "No individual employee, officer or consultant shall receive aggregate awards hereunder amounting to more than 750,000 shares, subject to adjustment as provided in Section 3."

3. SUBSTITUTION OF RESTRICTED STOCK FOR FUTURE GRANTS OF OUTSIDE DIRECTOR STOCK OPTIONS.

     Section 9 of the Plan shall be amended to read in its entirety as follows:

     "SECTION 9. AWARDS TO OUTSIDE DIRECTORS.

     (a) The provisions of this Section 9 shall apply only to awards to Outside Directors in accordance with this Section 9. The Committee shall have no authority to determine the timing, terms or conditions of any award under this Section 9.

     (b) On the date of the Annual Meeting of Shareholders at which an Outside Director is elected as an Outside Director for the first time, such Outside Director will receive and on the date of the 1997 Annual Meeting of Shareholders, each

     Outside Director will receive an automatic grant of restricted stock pursuant to this Section 9 in a number of shares of stock which will be determined by dividing:

          (i) $15,000 by

          (ii) the average of the daily closing prices of the Stock for the first five (5) trading days of the month in which the Annual Meeting is held (as reported in THE WALL STREET JOURNAL), rounding up or down any fractional share of Stock to the nearest whole share.

     On the date of each Annual Meeting of Shareholders beginning in 2003, each Outside Director elected as an Outside Director at such Annual Meeting will receive an automatic grant of restricted stock pursuant to this Section 9 in a number of shares which will be determined by dividing:

          (i) $44,000 by

          (ii) the average of the daily closing prices of the Stock for the first five (5) trading days of the month in which the Annual Meeting is held (as reported in THE WALL STREET JOURNAL), rounding up or down any fractional share of Stock to the nearest whole share.

     The shares of stock granted pursuant to this Section 9(b) are referred to hereinafter as "Outside Director Restricted Stock."

     (c)  The Outside Director Restricted Stock shall vest as follows:

          (i) At the first Annual Meeting of Shareholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the grantee is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to one-third of the shares of the Outside Director Restricted Stock;

          (ii) At the second Annual Meeting of Shareholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the director is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to one-half of the remaining shares of the Outside Director Restricted Stock; and

          (iii) At the third Annual Meeting of Shareholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the director is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to the remaining shares of Outside Director Restricted Stock.

     (d) By written notice to the Secretary of the Corporation given at least six months prior to the end of a fiscal year, an Outside Director may elect irrevocably to receive all or a specified portion of his annual retainers for board membership and any committee chairmanship for the following fiscal year in a number of shares of restricted stock (the "Retainer Stock") determined by dividing the total amount of retainer specified in the election by 75% of the average of the daily closing prices of the Stock on the New York Stock Exchange (as reported in THE WALL STREET JOURNAL) for the last five trading days of the fiscal year in which the election was made. Shares of the Retainer Stock shall be granted as of the first business day of the fiscal year as to which the election is effective, subject to forfeiture to the extent not earned upon the Outside Director's ceasing to serve as a director or committee chairman during such fiscal year.

     (e) Until the earlier of (i) five years from the date of grant and (ii) the date on which the Outside Director ceases to serve as a director of the Corporation (the "Outside Director Period of Restriction"), no Outside Director Restricted Stock or Retainer Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

     Each certificate representing Outside Director Restricted Stock and Retainer Stock granted pursuant to this Section 9 shall bear the following legend:

          "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Genesco Inc. 1996 Stock Incentive Plan (the "Plan"), and rules of administration adopted pursuant to such Plan. A copy of the Plan and the rules of such Plan may be obtained from the Secretary of Genesco Inc."

     Once the Outside Director Period of Restriction has lapsed, the grantee shall be entitled to have the legend required by this Section 9 removed from such stock certificate(s); provided however, that such certificate shall be subject to any legend required by applicable state or federal law.

     (f) From the date on which the Outside Director Restricted Stock and Retainer Stock is granted, grantees awarded such Stock may exercise full voting rights with respect to the Outside Director Restricted Stock and Retainer Stock.

     (g) Grantees holding Outside Director Restricted Stock or Retainer Stock that has vested in accordance with Section 9(c) or (d) hereof shall be entitled to receive all dividends and other distributions paid with respect to such shares of Stock while they are so held. If any such dividends, or distributions are paid in Stock, such shares of Stock shall be subject to the same restrictions on transferability as the shares of Outside Director Restricted Stock or Retainer Stock with respect to which they were paid.

     (h) Annually on the date of the Annual Meeting of Shareholders of the Corporation beginning with the Annual Meeting of Shareholders in 1999 and ending with the Annual Meeting of Shareholders in 2002, each Outside Director shall receive the automatic grant of options (the "Outside Director Stock Options") to purchase 4,000 shares of Common Stock at an exercise price equal to the Fair Market Value of the Common Stock on the date of grant. The Outside Director Stock Options shall become exercisable six months after their respective dates of grant, and shall expire at 11:59 p.m. Nashville, Tennessee, time on the tenth anniversary of their respective dates of grant. They may be exercised by giving written notice of exercise, accompanied by payment in full of the exercise price, either by check or by wire transfer of funds. The Outside Director Stock Options shall not be transferable except by will or by the laws of descent and distribution. In the event of death of an Outside Director holding Outside Director Stock Options, they may thereafter be exercised, to the extent they were exercisable at the time of death, by the legal representative of the estate or by the legatee under the will of the Outside Director, for a period of one year after the date of death or until their earlier expiration, whichever period is shorter. If an Outside Director ceases to serve on the Board of Directors for any reason other than death, the Outside Director's Outside Director Stock Options may thereafter be exercised, to the extent they were exercisable at the date on which the holder's service terminated, for a period of three months after such date or until their earlier expiration, whichever period is shorter.

     (i) All restrictions imposed on the Outside Director Restricted Stock and Retainer Stock shall expire and all Outside Director Stock Options shall vest automatically upon a Change in Control, but the Outside Director Restricted Stock, the Retainer Stock and the Outside Director Stock Options shall not otherwise be subject to Section 10 hereof.

     (j) All shares of Outside Director Restricted Stock and Retainer Stock and all Outside Director Stock Options which have not vested in accordance with
     Section 9(c), (d) or (h), as applicable, at the time of a grantee's resignation, removal or failure to be elected as a member of the Board of Directors shall be forfeited and such forfeited shares shall again be available for award hereunder.

     (k) The Board may not amend or alter this Section 9, except as provided in
     Section 11, without the approval of the holders of a majority of the issued and outstanding shares of Common Stock, and in no event shall this Section 9 be amended more than once every six months, other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder."

       TABLE OF CONTENTS

                                  PAGE              [ LOGO ]GENESCO INC
                                  ----
Notice. . . . . . . . . . . . .     1

Voting Securities . . . . . . .     4

Election of Directors . . . . .     5                             NOTICE OF
                                                             ANNUAL MEETING
Security Ownership of                                                   AND
  Officers, Directors and                                   PROXY STATEMENT
  Principal Shareholders. . . .    11

Executive Compensation. . . . .    14

Stock Performance Graph . . . .    23                        ANNUAL MEETING
                                                            OF SHAREHOLDERS
Audit Matters . . . . . . . . .    24

Amendements to 1996 Stock
  Incentive Plan. . . . . . . .    27

Proposals for the
  2004 Annual Meeting . . . . .    35

Financial Statements available.    36

Charter of Audit Committee . . .  A-1

Text of Amendments to
  1996 Stock Incentive Plan. . .  B-1

                                                              JUNE 26, 2003

P                                 GENESCO INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
R                 THE COMPANY FOR ANNUAL MEETING JUNE 26, 2003

O The undersigned hereby constitutes and appoints Ben T. Harris and W. Lipscomb Davis, Jr., and each of them, his true and lawful agents and
X proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GENESCO INC. to be
Y held on June 26, 2003, and at any adjournments thereof, on all matters coming before said meeting.

                          CHANGE OF ADDRESS: (Comments)

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     (If you have written in the above space, please mark in the corresponding box on the reverse side of this card)

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, THOUGH YOU MUST SIGN AND RETURN THIS CARD IF YOU WISH YOUR SHARES TO BE VOTED.

                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------

      PLEASE MARK YOUR
 [X]  VOTES AS IN THIS
      EXAMPLE.
      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS REFERRED TO BELOW.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS.
                 FOR    WITHHELD
1. Election of   [ ]      [ ]      Nominees:
   Directors:                      L.L. Berry, R.V. Dale, W.L. Davis, Jr.,
                                   M.C. Diamond, B.T. Harris, K. Mason, H.N.
                                   Pennington, L.H. Potter, W.A. Williamson, Jr.
                                   and W.S. Wire II

For, except vote withheld from
the nominee(s) indicated below:




-------------------------------

                                        FOR     AGAINST    ABSTAIN
2. Approval of proposed amendements     [ ]       [ ]        [ ]
   to 1996 Stock Incentive Plan:


                                                Change of
                                                 Address/    [ ]
                                              Comments on
                                             Reverse Side



   By signing, you revoke all proxies heretofore given.

   PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
   PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                                      DATE
            -----------------------------------------------------     ----------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.
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